Exhibit 32.1

Certification of the Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Functional Brands Inc. (the “Company”) on Form 10-K for the period ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Eric Gripentrog, Chief Executive Officer and Chairman of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 27, 2026

/s/ Eric Gripentrog
Eric Gripentrog
Chief Executive Officer
(Principal Executive Officer)